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                                                                     EXHIBIT 1.4

[Translation]


                 REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

                               CRAYFISH CO., LTD.
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                 REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Article 1. (Purpose)

         These Regulations set forth the matters with respect to the Board of Corporate Auditors in accordance with the laws and regulations and the Articles of Incorporations.

Article 2. (Composition)

         The Board of Corporate Auditors shall be composed of all the Corporate Auditors.

Article 3. (Purpose of Meetings)

         The Board of Corporate Auditors shall receive the reports, discuss and resolve about the important matters of audit. The Board of Corporate Auditors, however, may not prevent the Corporate Auditors from exercising their right.

Article 4. (Meetings to be Held)

         A meeting of the Board of Corporate Auditors shall be held periodically. An extraordinary meeting of the Board of Corporate Auditors, however, shall be convened from time to time whenever necessary.

Article 5. (Person Entitled to Convene Meetings)

         Any Corporate Auditors may convene a meeting of the Board of Corporate Auditors. The chairman to conduct the meeting of the Board of Corporate Auditors shall be the person who convenes such meetings as prescribed in the preceding paragraph.

Article 6. (Notice of Convocation)

         Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least one (1) week prior to the date of the meeting. If the unanimous consent of all the Corporate Auditors is obtained, the meeting of the Board of Corporate Auditors may be held without following the procedures for convening meetings.

Article 7. (Method of Resolution)

         Resolutions of a meeting of the Board of Corporate Auditors shall mean to determine the matters that require the agreement of the Corporate Auditors. Resolutions of a meeting of the Board of Corporate Auditors, except for resolution of the discharge of Independent Auditors mentioned in Section 2 of
Article 13, shall be adopted by a majority vote of all the Corporate Auditors.
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Article 8. (Resolution of the Auditing Principles and Others)

1. Auditing principles, such as audit schedule, audit procedures, business in charge for audit and budgeting of audit expenses, shall be determined by resolution of the Board of the Corporate Auditors after deliberation at a meeting of the Board of Corporate Auditors at the beginning of their audit.

2. In addition to the matters set out in the preceding paragraph, the Corporate Auditors may resolve any other matters that are deemed to be necessary to perform the responsibility of the Corporate Auditors.

Article 9. (Report to the Board of Corporate Auditors by Corporate Auditors)

1. The Corporate Auditors are expected to make reports of the state of their execution of audit from time to time to the Board of Corporate Auditors and shall report when the Board of Corporate Auditors requests it.

2. Any Corporate Auditor who has been reported by the Independent Auditors, the Directors and any other persons shall report thereof to the Board of Corporate Auditors.

Article 10. (Report from Independent Auditors and Directors)

         The Corporate Auditors may be reported by the Independent Auditors, the Directors and any other persons at a meeting of the Board of Corporate Auditors when necessary.

Article 11. (Measures to be held for Special Report)

1. The Board of Corporate Auditors shall deliberate on the necessary of investigation in the case that any report was made by any of the Directors to the effect that material damages to the Company was found.

2. The measures set out in the preceding paragraph shall also be taken in the case that any report was made by any of the Independent Auditors to the effect that any misconduct by a Director with respect to his business or any other material facts which shall contravene the provisions of laws, regulations and the Articles of Incorporation of the Company was found.

Article 12. (Preparation of Audit Report)

1. The Board of Corporate Auditors shall receive the financial statements and other related documents of the Company from the Directors and audit report of Independent Auditors and other related documents from the Independent Auditors. The Board of Corporate Auditors may determine that the person who receives such documents shall be a standing Corporate Auditor.
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2.       The Board of Corporate Auditors shall prepare the audit report of the
         Corporate Auditors after hearing reports from each Corporate Auditor on the matter to be described on such report after deliberation.

3. In the case that there is any different opinion of any Corporate Auditor, such opinion shall be indicated in the audit report of the Corporate Auditors.

4. Each Corporate Auditor shall sign and affix his/her seal on the audit report of the Corporate Auditors. Any standing Corporate Auditor shall indicate such title thereon.

Article 13. (Resolution on Appointment, non-Reappointment and Discharge of the
             Independent Auditors)

1. The following matters relating to appointment, non-Reappointment or discharge of the Independent Auditors shall be determined by resolution of the Board of Corporate Auditors:

         1) to consent to the matters for resolution to be submitted to a general meeting of the shareholders concerning appointment, non-reappointment or discharge of the Independent Auditors;

         2) to request the matters concerning appointment, non-reappointment or discharge of the Independent Auditors to be the matters for resolution to be submitted to a general meeting of the shareholders;

         3) to request any other matters for resolution to be submitted to a general meeting of the shareholders at which the appointment of Independent Auditors is to be resolved; and

         4) to appoint any person to temporarily assume the duty of the Independent Auditors in case of lack of such Independent Auditors.

2. In the case that the Board of Corporate Auditors determines to discharge the Independent Auditors pursuant to any provisions of laws and regulations, unanimous resolutions of the Board of Corporate Auditors shall be required. In such case, a Corporate Auditor appointed by the Board of Corporate Auditors shall report on and explain the reason for such discharge at the general meeting of the shareholders to be held for the first time after such discharge.

Article 14. (Deliberation on Execution of Duty of Corporate Auditors)
         The Corporate Auditors may deliberate at the meeting of the Board of Corporate Auditors before exercise of right and execution of duties with respect to the following matters:

         1) any explanation in the case that any question in writing was made to the Corporate Auditors by any shareholder prior to the meeting of the shareholders;
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         2)       any report to the Board of Directors and request of
                  convocation of a meeting of the Board of Directors and any matters related thereto;

         3) any report of their opinion with respect to the matters for resolution or the documents to be submitted to the general meeting of the shareholders;

         4) any request for injunction of the illegal act of the Directors;

         5) any statement at a general meeting of the shareholders with respect to the appointment, discharge and remuneration of the Corporate Auditors;

         6) any matter concerning the proceedings between the Company and a Director; and

         7)       any other important matters including filing of lawsuits.

Article 15. (Deliberation on Mutual Election of Full-time Corporate Auditors and
             Remuneration of Corporate Auditors)

         The deliberation of mutual election of any full-time Corporate Auditor and of remuneration of Corporate Auditors may be made at a meeting of the Board of Corporate Auditors when all the Corporate Auditors agree to hold such deliberation.

Article 16. (Minutes)

1. The substance and results of the proceedings of a meeting of the Board of Corporate Auditors shall be recorded in minutes, to which the Corporate Auditors present shall affix their respective names and seals. The provisions for handling of the minutes of the meeting of the Board of Directors shall be applied, mutatis mutandis, to the minutes of the meetings of the Board of Corporate Auditors.

2. The Company shall keep the minutes set out in the preceding paragraph at the head office of the Company for ten (10) years.

Article 17. (Administration Office)

         The administration of the Board of Corporate Auditors including convocation and preparing the minutes of a meeting of the Board of Corporate Auditors and any other operational matters relating thereto may be handled by the staffs appointed by Corporate Auditors.

Article 18. (Amendments and Abolishment to these Regulations)

         Any amendment to these Regulations shall be made by the Board of Corporate Auditors.


(Supplemental Provisions)

         These Regulations shall be effective from November 5, 1999.
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         Amended as of February 10, 2000.

         Amended as of July 29, 2001.